UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2009

New Horizons Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One W. Elm Street, Suite 125
Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 484-567-3000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2009, the New Horizons Worldwide, Inc. (the “Company”) filed amendments to its Restated Certificate of Incorporation that (i) effectuated a 1-for-25 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock and (ii) immediately following the Reverse Stock Split, effectuated a 25-for-1 forward stock split (together with the Reverse Stock Split, the “Reverse/Forward Stock Split”).

For those stockholders of the Company holding less than 25 shares of common stock immediately prior the Reverse Stock Split, the fractional shares created by the Reverse Stock Split shall be canceled and converted into the right to receive the cash payment of $1.85 per share on a pre-split basis to each such stockholder.

As a result of the Reverse/Forward Stock Split, there are now fewer than 300 record holders of the Company’s common stock.  As permitted by Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company intends to file shortly with the Securities and Exchange Commission (the “Commission”) a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 (the “Form 15”).  The Form 15 will notify the Commission of the withdrawal of the Company’s Common Stock from registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4(a)(1) under the Exchange Act.

The foregoing description of the Reverse/Forward Stock Split is qualified in its entirety by reference to the amendments to the Company’s Amended and Restated Certificate of Incorporation, both of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1              Certificate of Amendment to Restated Certificate of Incorporation, as filed July 28, 2009.

Exhibit 3.2              Certificate of Amendment to Restated Certificate of Incorporation, as filed July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

August 3, 2009	By:	/s/ CHARLES J. MALLON

Name: Charles J. Mallon
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as filed July 28, 2009.

3.2	Certificate of Amendment to Restated Certificate of Incorporation, as filed July 28, 2009.